PIPER & MARBURY
                                     CHARLES CENTER SOUTH
                                   36 SOUTH CHARLES STREET
                                Baltimore, Maryland 21201-3010
                                         410-539-2530
                                      FAX: 410-539-0489    		 WASHINGTON
                                                           				 NEW YORK
                                                        			 PHILADELPHIA
                                                             				 LONDON
                                                          				EASTON, MD




                         April 21, 1995




T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

               Registration Statement on Form S-8

Dear Sirs:

      We have acted as counsel for T. Rowe Price Associates, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 70,000 shares of the Common Stock of the Company (the "Shares") to be issued pursuant to the Company's 1995 Director Stock Option Plan (the "Director Plan"). In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered under the Director Plan and such other materials and matters as we have deemed necessary for the issuance of this opinion.

      Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the Registration Statement, will be, under the general corporation law of the State of Maryland, legally issued, fully paid, and non-assessable.

           We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement and the prospectus which is a part thereof.

                                 Very truly yours,

                                 /s/ Piper & Marbury